UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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TEGNA INC.

(Exact name of registrant as specified in its charter)

STANDARD GENERAL L.P.
STANDARD GENERAL MASTER FUND L.P.
SOOHYUNG KIM
COLLEEN B. BROWN
ELLEN MCCLAIN HAIME
DEBORAH MCDERMOTT
STEPHEN USHER
DAVID GLAZEK
AMIT THAKRAR
DANIEL MALMAN

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Standard General L.P., together with the other participants named herein, on March 30, 2020, filed a definitive proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of director nominees at the 2020 annual meeting of shareholders of TEGNA Inc., a Delaware corporation (the “Company”).

On April 7, 2020, Standard General published an investor presentation, filed herewith as Exhibit 1, which has been posted to www.TomorrowsTEGNA.com, the website established by Standard General to communicate with the shareholders of the Company regarding the above solicitation.

About Standard General L.P.

Standard General L.P. is a New York City-based SEC-registered investment advisor that manages event-driven opportunity funds. Standard General was founded in 2007 and primarily manages capital for public and private pension funds, endowments, foundations, and high net-worth individuals. For more information, please visit http://www.standardgenerallp.com/.

Investor Contacts

Bruce Goldfarb / Jason Alexander / Pat McHugh

Okapi Partners

info@okapipartners.com

(212) 297-0720

Media Contacts

media@standgen.com

STANDARD GENERAL STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR: OKAPI PARTNERS LLC, BRUCE GOLDFARB / JASON ALEXANDER / PAT MCHUGH, 212-297-0720, INFO@OKAPIPARTNERS.COM

Exhibit 1

Investor Presentation

INVESTOR PRESENTATION TOMORROW’S TEGNA APRIL 2020 VOTE THE WHITE PROXY CARD ENHANCING SHAREHOLDER VALUE WITH STRONG NEW BOARD MEMBERS

IMPORTANT INFORMATION

Disclaimer

The views expressed in this Presentation represent the opinions of Standard General L.P. ("Standard General"), which beneficially owns shares of common stock of TEGNA Inc. ("TEGNA") and are based on publicly available information with regard to TEGNA. Standard General reserves the right to change any of its opinions expressed herein at any time as it deems appropriate and disclaims any obligation to notify the market or any other party of any such changes, except as may be required by law. Standard General disclaims any obligation to update the information or opinions contained in this Presentation, except as may be required by law.

The information in this Presentation is provided merely for informational purposes and is not intended to be, nor should it be construed as, an offer to sell or a solicitation of an offer to buy any security. This Presentation does not recommend the purchase or sale of any security.

Although Standard General believes the statements in this Presentation are substantially accurate in all material respects and do not omit material facts necessary to make those statements not misleading, except as may be required by law, Standard General makes no representation or warranty, express or implied, as to the accuracy or completeness of those statements or any other written or oral communication it makes with respect to TEGNA or any other companies mentioned. TEGNA shareholders and others should conduct their own independent investigation and analysis of those statements and communications and of TEGNA and any other companies to which those statements or communications may be relevant.

Standard General has not sought or obtained consent from any third parties to use any statements, views or opinions of third parties presented in this Presentation. Any such statements, views or opinions should not be viewed as indicating the support of such third parties for the opinions of Standard General expressed in this Presentation.

In addition, certain financial projections and statements contained in this Presentation have been derived or obtained from filings made by third parties with the Securities and Exchange Commission ("SEC"), or other regulatory authorities and from other third party reports. Except as may be required by law, Standard General makes no representation or warranty, express or implied, as to the accuracy or completeness of any financial projections, statements, views or opinions of third parties contained in this Presentation or derived or obtained from filings made by third parties with the SEC or other regulatory authorities and from other third party reports.

Cautionary Statement Regarding Forward Looking Statements

This Presentation contains forward looking statements All statements contained in this Presentation that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words "anticipate," "believe," "expect," "potential," "opportunity," "estimate," "plan" and similar expressions are generally intended to identify forward looking statements. The projected results and statements contained this Presentation that are not historical facts are based on current expectations, speak only as of the date of this Presentation and involve risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different than from any future results, performance or achievements expressed or implied by such projected results or statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, regulatory, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Standard General or any other person. Although Standard General believes that the assumptions underlying the projected results or forward looking statements contained in this Presentation are reasonable as of the date of this Presentation, any of the assumptions could be inaccurate and, therefore, there can be no assurance that the projected results or forward looking statements included in this Presentation will prove to be accurate. In light of the significant uncertainties inherent in the projected results and forward looking statements included in this Presentation, the inclusion of such information should not be regarded as a representation as to future results or that the objectives or strategic initiatives expressed or implied by such projected results and forward looking statements will be achieved. Standard General does not undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward looking statements included in this Presentation to reflect events or circumstances after the date of this Presentation or to reflect anticipated or unanticipated events.

There is no assurance or guarantee with respect to the prices at which the shares of common stock of TEGNA will trade, and such shares may not trade at prices that may be implied by statements in this Presentation.

Additional Information

On March 30, 2020, Standard General, together with the other participants named therein, has filed a definitive proxy statement and accompanying WHITE proxy card with the SEC to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2020 annual meeting of shareholders of TEGNA. The identity of the participants in Standard General's solicitation and a description of their direct or indirect interests in the solicitation can be found in the definitive proxy statement.

STANDARD GENERAL STRONGLY ADVISES ALL SHAREHOLDERS OF TEGNA TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR: OKAPI PARTNERS LLC, BRUCE GOLDFARB / JASON ALEXANDER / PAT MCHUGH, 212-297-0720, INFO@OKAPIPARTNERS.COM.

STANDARD GENERAL

2

3 TABLE OF CONTENTS I Executive Summary 4 II TEGNA’s Assets Have Tremendous Potential 12 III TEGNA’s Stock Has Drastically Underperformed Peers 15 IV Operational Performance Has Been Weak 19 V Value Destructive Acquisitions and Poor Capital Allocation 29 VI TEGNA’s Board Has Actively Discouraged Potential Buyers of the Company 46 VII TEGNA’s Board Lacks Relevant Experience and Has Adopted Poor Governance Practices 54 VIII Standard General’s Nominees Are Committed to Improving TEGNA 59 IX TEGNA is Misleading Shareholders 68 X Why Shareholders Should Vote for Change 74

INVESTOR PRESENTATION EXECUTIVE SUMMARY

ABOUT STANDARD GENERAL FIRM OVERVIEW Standard General was founded in 2007 and manages capital for public and private pension funds, endowments, foundations, and high - net - worth individuals Standard General currently owns ~12% of the outstanding shares of TEGNA, making it the Company’s largest shareholder ▪ We have delivered profitable outcomes in similarly situated local television broadcasting companies ▪ Media General, Inc. (NYSE: MEG) was a publicly - traded broadcaster which, like TEGNA, had a long tradition in print media, but had divested those assets to pursue a pure - play broadcasting strategy ▪ From our position as a substantial shareholder, and with a single Standard General principal on the board, we worked constructively with the management team and directors to help guide the company through an acquisition of publicly - traded LIN Media LLC (NYSE: LIN) that more than doubled its station portfolio ▪ Following that transaction, we helped oversee substantial increases in cash flow through a series of operational improvement initiatives and strategic acquisitions before ultimately selling Media General to Nexstar Media Group (NASDAQ: NXST) in a transaction valued at approximately $5 billion ▪ The sale price represented a multiple of 11.2x EBITDA and an implied return of 179% during our 3.6 years of ownership STANDARD GENERAL HAS AN EXCELLENT TRACK RECORD 5

SOO KIM AND STANDARD GENERAL ARE WELL RESPECTED 6 I had the pleasure to work with Soo Kim for a number of years on the Media General Board of Directors, and I can say with certainty that Soo is a person who is focused on maximizing shareholder returns. Soo is open to others’ perspectives, believes in the importance of diversity, and is an excellent communicator. He made vitally positive contributions to the Media General Board , especially in the area of pay for performance and the wise allocation of capital.” – Wyndham Robertson, previous Director of Media General, Inc. One of the best aspects of working as a board member alongside Soo Kim is that he is a large shareholder, and as a result I know that the motivation behind his decisions is to create value for all investors and stakeholders. Soo operates with the highest level of integrity and is very strategic.” – Jeff Rollins, Director of Twin River Worldwide Holdings There’s a lot of rigor in [Soo Kim’s] analysis. He’s very thoughtful in his approach. He saw the value in broadcasting when he took a position in Young. I think he quickly realized the industry was about to consolidate and wanted to participate in that upside.” – George Mahoney, Former President & CEO of Media General [Soo Kim] has a history of building media companies through deal - making and creating value.” – Indianapolis Business Journal

STANDARD GENERAL’S COMMITMENT TO ESG PRINCIPLES Standard General believes in diversity, ethical business practices, and good corporate governance ▪ Standard General is a minority - owned and operated organization that maintains the highest ethical and professional standards ▪ Soo Kim, Founder and Managing Partner, and the Firm’s partners share an unwavering commitment to a collaborative, diverse, and inclusive work environment ▪ Standard General aims to positively influence the companies in which it invests and has nominated highly qualified, experienced, and diverse candidates to portfolio companies and boards to bring innovative mindsets, fresh perspectives, and a range of backgrounds to those companies. We have helped place women and minorities in directorship roles or C - level positions for public companies on 15 different occasions ▪ Standard General is also an active supporter of and contributor to organizations that promote diverse networks and talent to increase the number of underrepresented professionals in our industry and beyond. We support various organizations including Sponsors for Edu cational Opportunities , and the Association of Black Foundation Executives among others 7

ABOUT TEGNA ▪ TEGNA owns and operates 62 television stations and two radio stations in 51 US markets ▪ The Company is the largest owner of big four network affiliates in the top 25 markets, reaching approximately one - third of all television households nationwide ▪ The Company was formerly part of Gannett and through a series of transactions in 2015 and 2017 became a pure - play local broadcaster ▪ The Company plays a critical role in the communities in which it operates, providing critical news and information regarding local and national affairs ▪ David Lougee has been in charge of TEGNA’s broadcasting assets since 2007 when he became head of Gannett Broadcasting and then as CEO of TEGNA after the spin from Gannett in June 2017 8 KEY TEGNA FINANCIALS Market Capitalization (04/03/2020) $2.2 billion Enterprise Value (04/03/2020) $6.5 billion Revenue (2019) $2.3 billion Adj. EBITDA (2019) $708 million EV/Adj. EBITDA 7.1x TEGNA 5 - Year Stock Price Performance (1) $8 $10 $12 $14 $16 $18 $20 $22 Apr-15 Oct-15 Apr-16 Oct-16 Apr-17 Oct-17 Apr-18 Oct-18 Apr-19 Oct-19 Apr-20 Source: FactSet and Bloomberg (1) Stock price in this chart and throughout the presentation have been adjusted for corporate actions (per Bloomberg).

EXECUTIVE SUMMARY TEGNA has the most strategic collection of affiliate stations in top markets… 9 TEGNA stock has under - performed its peers over every relevant time period … yet, TEGNA’s operating metrics lag those of its peers ▪ Large stations in leading markets with a presence in one - third of television households across the country ▪ Largest owner of big four affiliates in the top markets ▪ Despite having best - in - class assets, TEGNA’s share performance lags its closest peers and relevant indexes ▪ By comparing itself to non pure - play broadcasters and by including periods that have been disturbed by takeover speculation, management disingenuously claims it is performing well ▪ TEGNA’s management team frequently claims best - in - class performance ▪ Reported results, however, lag peers on various metrics including retransmission rates and EBITDA margins ▪ Top ranked stations acquired by TEGNA have seen significant declines in market share under current management

EXECUTIVE SUMMARY (CONTINUED) Management aside, the Board has failed to exercise capital discipline and accountability… 10 … these actions may have been informed by an entrenched management’s desire to prevent a sale of the Company The Board needs fresh perspectives and new directors ▪ TEGNA has aggressively pursued a $2 billion acquisition program justified by questionable claims of potential cost savings and synergies ▪ Consequently, TEGNA has levered its balance sheet to 5x EBITDA, creating risk and inflexibility ▪ The $2 billion of cash acquisitions total close to the Company’s current market capitalization – this capital could have been more optimally deployed to enhance shareholder returns ▪ TEGNA was approached by Apollo in February 2019, beginning a clear pattern of delay and denial ▪ Soon thereafter TEGNA outbid other strategic players at two asset auctions ▪ TEGNA then proceeded to issue non - callable bonds with high breakage costs ▪ Four suitors emerged in early 2020 to express unsolicited interest in acquiring TEGNA – their intentions were made public, perhaps signaling a level of frustration with Board engagement ▪ The current Board lacks critical local affiliate broadcast skills and experience ▪ The Board has failed to hold management accountable and adopt optimal capital allocation policies ▪ The Board has approved a compensation structure that appears to focus on growth instead of shareholder returns ▪ New directors are needed to drive a comprehensive review of the Company’s operations, capital allocation priorities, and strategic alternatives

WE HAVE NOMINATED FOUR HIGHLY - QUALIFIED BOARD CANDIDATES Colleen Brown ▪ Extensive broadcasting experience ▪ Public company CEO / board experience 11 Ellen McClain Haime ▪ Extensive broadcasting experience ▪ Public company CFO / board experience Soohyung Kim ▪ Extensive broadcasting and M&A experience ▪ Public company board experience Deborah McDermott ▪ Extensive broadcasting experience ▪ Member of Broadcasting & Cable Hall of Fame ▪ Public company board experience Standard General’s nominees have decades of local broadcast experience

INVESTOR PRESENTATION TEGNA’S ASSETS HAVE TREMENDOUS POTENTIAL

TEGNA HAS THE BEST COLLECTION OF TV STATIONS IN THE INDUSTRY 13 ▪ Largest owner of big four affiliates in the largest markets ▪ Largest NBC affiliate group ▪ Presence in one - third of TV households ▪ Significant leadership positions in morning and late news ▪ Important community resource in its local markets 0 2 4 6 8 10 Tegna Cox Scripps Hearst Gray Sinclair Nexstar Number of Big 4 Affiliates in Largest 15 Markets Number of Big 4 Affiliates in Largest 40 Markets 0 5 10 15 20 25 Tegna Nexstar Sinclair Scripps Hearst Cox Gray Given the quality of its assets, TEGNA should be delivering best - in - class performance and commensurate shareholder returns Source: Company reports. Source: Company reports.

WHAT WALL STREET IS SAYING 14 TEGNA has a strong market position as the #1 NBC affiliate group and as a top CBS and ABC station owner, in addition to fast - growing digital businesses.” Feb 11, 2020 High Quality Stations in Top DMA Markets TEGNA is the largest owner of Big 4 affiliates in top 25 markets, reaching about a third of US TV households. The company operates high quality stations in many densely populated markets, and as a result reaches more subscribers on a per station basis compared with peers.” Jan 16, 2019 We like TGNA’s standalone status and absolutely believe it should trade at a premium …” May 31, 2017

INVESTOR PRESENTATION TEGNA’S STOCK HAS DRASTICALLY UNDERPERFORMED PEERS

60 80 100 120 140 160 180 Aug-14 Nov-14 Feb-15 May-15 Aug-15 Nov-15 Feb-16 May-16 Aug-16 Nov-16 Feb-17 May-17 Aug-17 Nov-17 Feb-18 May-18 Aug-18 Nov-18 Feb-19 May-19 Aug-19 TEGNA STOCK HAS CONSISTENTLY UNDERPERFORMED THE MARKET 16 TEGNA - 14.0% S&P 500 +61.4% Source: FactSet. TEGNA 5 - Year TSR Performance Relative to S&P 500 (Through Day Prior to Takeover Rumors on August 16, 2019)

- 6% 44% 32% 62% 60% 23% -20% -10% 0% 10% 20% 30% 40% 50% 60% 70% 80% TGNA Local Broadcast Peers Broadcast Peers 2017-2019 Peers 2016-2018 Peers S&P 500 TEGNA’S STOCK HAS ALSO UNDERPERFORMED PEERS 17 Source: FactSet. Percentages represent total shareholder returns until the day prior to the media reports about Apollo’s inte res t in acquiring TEGNA. Performance of 2016 - 2018 Peers and 2017 - 2019 Peers are based on market - cap weighted index of peer companie s selected by TEGNA and used for executive compensation purposes during those performance periods. TSR for local broadcast peers (Gray and Nexstar) and broadcaster peers (Gray, Nexs tar , Scripps and Sinclair) are based on median performance. Scripps and Sinclair own national stations and regional sports netwo rks in addition to local broadcasting operations. Since CEO Lougee Named Broadcast Head (7/30/2007) July 30, 2007 to August 15, 2019 - 18% 500% 286% 68% 146% 150% -100% 0% 100% 200% 300% 400% 500% 600% TGNA Local Broadcast Peers Broadcast Peers 2017-2019 Peers 2016-2018 Peers S&P 500 TGNA Five Years (8/15/2014) August 15, 2014 to August 15, 2019 - 14% 85% 56% 13% 52% 61% -40% -20% 0% 20% 40% 60% 80% 100% TGNA Local Broadcast Peers Broadcast Peers 2017-2019 Peers 2016-2018 Peers S&P 500 TGNA Since Gannett Spin Out (6/29/2015) June 29, 2015 to August 15, 2019 - 27% 36% 35% 31% 65% 51% -40% -20% 0% 20% 40% 60% 80% TGNA Local Broadcast Peers Broadcast Peers 2017-2019 Peers 2016-2018 Peers S&P 500 TGNA Since Cars.com Spin Out / Dave Lougee Becomes CEO (5/31/2017) May 31, 2017 to August 15, 2019 TGNA TEGNA TEGNA TEGNA TEGNA

TEGNA'S CLAIM THAT IT HAS OUTPERFORMED IS MISLEADING

- TEGNA uses a performance period during which TEGNA's price was inflated due to takeover speculation
  - Uses calendar year 2019 and 2018-19 even though it has been a pure-play local broadcasting company since July 31, 2017 and the stock spiked higher in August 2019 on rumors that Apollo had made an offer to acquire the Company
- TEGNA includes Meredith Corp. in its peer set, even though Meredith is principally a magazine publisher
  - Meredith is a magazine publisher with assets including People, Better Homes & Gardens, InStyle, Shape, Martha Stewart Living, and Real Simple – the company licenses 3,000 products that are sold in 4,000 Walmart stores
  - Approximately 74% of Meredith's revenues come from its non-broadcasting operations
  - TEGNA uses Meredith as a comparable because it makes TEGNA's relative TSR look better. Meredith's TSR over TEGNA's measurement periods are -34% (2019) and -46% (2018-19)
- The most comparable companies are Gray and Nexstar, both of which are pure-play broadcasting companies that operate local stations affiliated with the major national networks; both have strongly outperformed TEGNA



History of Strategic Capital Stewardship Driving Next Phase of Evolution
TEGNA Post Pure-Play: 2018 – 2019
1-Year and 2-Year TSR Relative to Peers
1-Year
2-Year
56.4%
29.0%
23.6%
3.1%
TEGNA
Peers
TEGNA
Peers
Transformed the portfolio to become a pure-play broadcasting company post sale and spin-off of large digital assets in 2017; since 2013, added ~40 stations and divested non-core assets
Generated attractive revenue and cash flow growth, reduced economic cyclicality and acquired ~$1.8B of assets
Successfully executed on our well-defined five-pillar strategy of value creation as demonstrated by our TSR and EBITDA multiple expansion out-performance relative to peers
Strong continued growth in political and subscription revenue, improving stability and durability of revenues
TEGNA Tomorrow: 2020+
With the challenges faced due to the COVID-19 crisis, we are fully protecting our employees, supporting our customers and helping our communities
Maintaining strong balance sheet and liquidity as part of ongoing smart capital management through economic volatility
Continuing to rapidly deleverage – $2.1B of recent opportunistic re-financing resulting in 5% effective interest rate
Greater concentration of revenue to higher margin political + subscription to exceed 50% of revenue for '19/'20
Proven track record of executing on cost reduction initiatives, with additional cost savings from expense initiatives already underway – expected to generate $16M in incremental annualized savings in 2020, $50M additional savings in 2021
Ongoing culture and focus on innovation (i.e., Premion and Justice Network / Quest) to fuel additional growth opportunities
Well-positioned for future M&A given room under FCC cap and top-of-market Big Four retrans rates in large, demographically growing markets
TEGNA
4

Source: TEGNA investor presentation, March 2020.

Meredith is Not a Comp

Meredith Revenue	TEGNA Revenue



26%
74%
100%
TV
Print

Source: Meredith company reports.

STANDARD GENERAL

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INVESTOR PRESENTATION OPERATIONAL PERFORMANCE HAS BEEN WEAK

DESPITE MANAGEMENT’S CLAIMS OTHERWISE, IT’S GENERALLY ACCEPTED T HAT TEGNA’S RETRANSMISSION RATES HAVE LAGGED THOSE OF LEADING PEERS 20 Source: Wells Fargo Research (9/23/2019). 2017 2018 2019E 2020E Nexstar (NXST) $2.31 $2.60 $2.85 $3.14 Sinclair (SBGI) $2.16 $2.48 $2.81 $3.16 Gray Television (GTN) $1.84 $2.33 $2.83 $3.00 TEGNA (TGNA) $1.72 $2.02 $2.28 $2.66 Scripps (SSP) $1.28 $1.55 $1.61 $1.90 ▪ Retransmission rates are a critical component of local broadcast revenue ▪ These rates are generally renegotiated every 2 - 3 years ▪ Although TEGNA claims to have market - leading retransmission rates, analyst research data demonstrates they have historically lagged Nexstar, Sinclair, and Gray According to Wells Fargo, TEGNA’s retransmission rates have lagged Nexstar, Sinclair, and Gray Average Retrans Rates Per Sub (Wells Fargo Research September 23, 2019 ) TEGNA

TEGNA’S PERFORMANCE LAGS INDUSTRY LEADING OPERATORS 21 TEGNA has 2x the number of employees per station compared to peers, and lags its closest local broadcasting peers on EBITDA margin Source: Company annual reports on full - time employees and station counts; EBITDA margins are actual 2019 and consensus 2020. 30% 31% 32% 33% 34% 35% 36% 37% 38% TEGNA Nexstar Gray 0 20 40 60 80 100 120 TEGNA Nexstar Gray Average = 55 Employees Per Station YE 2019 Average = 35.5% 2019 and 2020E Blended EBITDA Margins

30% 31% 32% 33% 34% 35% 36% 37% 38% 2016 / 2017 2019 / 2020E UNLIKE PEERS, TEGNA’S EBITDA MARGINS HAVE DECLINED 22 Unlike its peers, TEGNA’s EBITDA margin has declined since 2016 / 2017 TEGNA EBITDA Margin (1) Source: Company reports and consensus 2020 estimates. (1) TEGNA 2016 / 2017 margins adjusted to exclude corporate actions and le gacy businesses. Gray EBITDA Margin Nexstar EBITDA Margin 30% 31% 32% 33% 34% 35% 36% 37% 38% 2016 / 2017 2019 / 2020E 30% 31% 32% 33% 34% 35% 36% 37% 38% 2016 / 2017 2019 / 2020E

2021 GUIDE/CONSENSUS EBITDA IMPLIES NO ORGANIC GROWTH 23 TEGNA EBITDA Bridge 2017 to 2021E Source: Company reports. 2021 Guide/Consensus is the Bloomberg consensus EBITDA, which was based on management guidance fol low ing TEGNA’s Q4 earnings. *See Company presentation dated March 2020 - page 15 indicates $200m blended EBITDA - contribution from acquisitions adjusted do wnward for odd year. $180 $50 $50 $631 $862 $- $100 $200 $300 $400 $500 $600 $700 $800 $900 $1,000 2017 EBITDA EBITDA from 2019 Acquisitions* Completed Cost Savings Add'l Cost Savings by 2021 Unexplained EBITDA Loss 2021 Guide / Consensus EBITDA ($ mm) Is TEGNA trying to get double credit for acquisition synergies or is it losing margin / revenue? $49 million unexplained loss of EBITDA

TEGNA’S FREE CASH FLOW CONVERSION IS WORST AMONG PEERS 24 Source: Tegna March 2020 investor presentation; Scripps December 2019 Investor Presentation TEGNA claims it has “strong organic and inorganic free cash flow generation…” …but Scripps’ analysis puts TEGNA in last place among peers TEGNA in last place

TOP STATION RANKINGS HAVE DECLINED FROM #1 TO #3 UNDER MR. LOUGEE'S LEADERSHIP

- Belo, an owner/operator of TV stations across the US, was purchased by TEGNA in 2013 when Mr. Lougee was President of Gannett Broadcasting
- At the time, many of the largest Belo stations(*) were highly ranked, including six #1 stations and two #2 stations
- Most station rankings have dropped under the leadership of Mr. Lougee; 8 of the 11 top stations are worse off under his leadership and only one has held its #1 ranking

				STATION RANKING						
				Belo Ownership		TEGNA Ownership				
Market Rank	Key Locations	Key Station	Affiliation	2012	2013	2014	2015	2016	2017	2018
5	Dallas-Ft Worth, TX	WFAA	ABC	1	1	1	2	3	3	4
8	Houston, TX	KHOU	CBS	1	1	1	1	1	2	3
13	Seattle-Tacoma, WA	KING-TV	NBC	1	1	1	1	1	1	2
20	Sacramento-Stockton-Modesto, CA	KXTV	ABS	4	4	4	4	3	3	4
21	Charlotte, NC	WCNC-TV	NBC	4	4	4	4	4	3	3
22	Portland, OR	KGW	NBC	1	1	1	1	1	1	1
31	San Antonio, TX	KENS	CBS	2	2	2	2	2	4	4
40	Austin, TX	KVUE	ABC	1	1	1	2	2	2	2
42	Norfolk-Portsmouth-Newport News, VA	WVEC	ABC	2	2	2	2	2	3	3
48	Louisville, KY	WHAS-TV	ABC	3	3	3	3	3	3	4
50	New Orleans, LA	WWL-TV	CBS	1	1	1	1	1	1	2
MEDIAN RANKING				1	1	1	2	2	3	3

Source: BIA Research.
* Includes stations acquired in the largest 50 markets with top 4 rankings at time of deal.

STANDARD GENERAL
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TEGNA MARKETING SOLUTIONS HAS BEEN A DISAPPOINTMENT

Despite promising 50% margins on this business line in 2017, TEGNA is now projecting "low single digit margins"

- **November 2016** — TEGNA launches Premion: Over-the-top advertising business
- **November 2018** — Hatch, Premion and G/O Digital merge to create TEGNA Marketing Solutions
- **December 2018** — Premion refunds $16 million to clients after certain targeting programs had not been delivered correctly[1]
- **March 2019** — TEGNA announces $10 million revenue and EBITDA charge from Premion situation[2]
- **February 2020** — TEGNA announces that Gray Television has purchased a minority interest in Premion and will become a reseller[3]

November 2016	May 2017	August 2017	August 2018	November 2018	December 2018	March 2019	February 2020	March 2020

Premion Hatch G/O Digital →

"*We think that they are going to contribute incremental, about **$100 million to the top line and about $50 million to the bottom line**.*"

David Lougee, CEO
TEGNA Investor Day May 2017

"*The good news is we've learned that the strategic thesis of all of them is good – but some are performing better than others.*"

David Lougee, CEO
Q2 2017 earnings call

"*...Premion remains on track to be profitable by year end with a **10% margin***"

Victoria Harker, CFO
Q2 2018 earnings call

"*...we expect to exit **the year with mid-teens margin** on the business overall.*"

David Lougee, CEO
Q4 2018 earnings call



Premion by the Numbers
Revenue
$100M+
Premion 2019 revenue contribution
Margins
Low single digit
High teens
at maturity
TEGNA

Source: Tegna March 2020 investor presentation

(1) TEGNA press release, December 27, 2018; (2) TEGNA earnings press release, March 1, 2019; (3) TEGNA press release, February 26, 2020.

STANDARD GENERAL

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TEGNA WAS INCORRECTLY EXPECTING REGULATORY RELIEF FROM FCC CAP

CEO's predictions on the FCC ownership cap and UHF discount have proven incorrect



TEGNA Stock: January 2017 – March 2020
20.00
18.00
16.00
14.00
12.00
10.00
8.00
6.00
01/06/17
04/06/17
07/06/17
10/06/17
01/06/18
04/06/18
07/06/18
10/06/18
01/06/19
04/06/19
07/06/19
10/06/19
01/06/20
May 17, 2017
"I think it's more unlikely than likely that the cap will get increased."
May 16, 2018
"I would not be surprised if the cap proceeding happened well before the election…"
August 7, 2018
"…that will happen before the election…I would think the betting money would be that the cap would be raised."
November 8, 2018
"I don't know anything with certainly other than to say, I do continue to believe that the FCC will increase the cap."
November 14, 2018
"…[I] don't have any reason not to believe that the cap will not get increased. I believe it will. And I think what I said was, and I believe it to be true that they were poised to put it at 50% when they thought they were going to lose the UHF discount case….So there is some wisdom to why it might be a number between 60 and high 70s."
July 3, 2019
"I believe the cap will be raised by the FCC this year. I'd put the number between 60 and 78, somewhere in that range. The discount goes away….So, that will open up more possibilities and opportunities for us."
August 6, 2019
"[I] still believe that a very good chance next year, there will be a change in the cap."
February 11, 2020
"I think the ownership cap, probably there is no changes prior to the election."
There has been no change to the FCC cap

Source: TEGNA earnings calls and investor presentations.

STANDARD GENERAL

27

Converting VHF stations in top 50 markets would allow TEGNA to double in size under current FCC cap TEGNA SHOULD HAVE OPTIMIZED ITS PORTFOLIO FOR CURRENT RULES ▪ FCC rules limit ownership of TV stations; as of 2017, VHF stations “count” more than UHF stations, which have a “discount” ▪ Over 60% of TEGNA’s stations in top 50 markets have a VHF classification ▪ Instead of hoping for further changes to the FCC cap rules, TEGNA could have optimized its portfolio to take advantage of the UHF discount ▪ Properly managing the classifications could allow the Company to double in size 28 Market Rank Market Household Reach Household Reach with UHF Discount Type 5 Dallas, TX 2.32% 2.32% VHF 7 Washington, DC 2.23% 2.23% VHF 8 Houston, TX 2.15% 2.15% VHF 10 Atlanta, GA 2.13% 2.13% VHF 11 Phoenix, AZ 1.70% 1.70% VHF 12 Tampa - St. Petersburg - Sarasota, FL 1.63% 1.63% VHF 13 Seattle - Tacoma, WA 1.65% 0.83% UHF 15 Minneapolis - St Paul, MN 1.51% 1.51% VHF 17 Denver, CO 1.36% 1.36% VHF 19 Cleveland - Akron, OH 1.26% 0.63% UHF 20 Sacramento - Stockton - Modesto, CA 1.21% 1.21% VHF 21 Charlotte, NC 1.05% 0.53% UHF 22 Portland, OR 1.05% 1.05% VHF 23 St Louis, MO 1.06% 0.53% UHF 25 Indianapolis, IN 0.91% 0.91% VHF 29 San Diego, CA 0.89% 0.89% VHF 31 San Antonio, TX 0.83% 0.83% VHF 33 Hartford - New Haven, CT 0.82% 0.41% UHF 34 Columbus, OH 0.80% 0.40% UHF 40 Austin, TX 0.70% 0.35% UHF 41 Jacksonville, FL 0.64% 0.64% VHF 42 Norfolk - Portsmouth - Newport News, VA 0.60% 0.60% VHF 45 Grand Rapids - Kalamazoo - Battle Creek, MI 0.63% 0.63% VHF 47 Harrisburg - Lancaster - Lebanon, York , PA 0.61% 0.31% UHF 48 Louisville, KY 0.59% 0.59% VHF 49 Greensboro - High Point - Winston - Salem, NC 0.59% 0.30% UHF 50 New Orleans, LA 0.57% 0.29% UHF

INVESTOR PRESENTATION VALUE DESTRUCTIVE ACQUISITIONS AND POOR CAPITAL ALLOCATION

TEGNA’S CAPITAL ALLOCATION HAS BEEN MISGUIDED AND FOCUSED ON M&A The Board should have challenged management assumptions and considered return of capital 30 ▪ Board is unfamiliar with affiliate broadcasting business, and has taken management’s lead without checks and balances ▪ Even without industry knowledge, the Board should have considered the alternative which is to return capital to shareholders, which would have been much more accretive TEGNA has radically changed the acquisition strategy initially communicated to investors ▪ Management promised shareholders a disciplined acquisition strategy that would be focused on in - market consolidation ▪ Instead, management with the support of the Board, pursued a self - described “aggressive” strategy and has acquired solely out - of - market stations Expensive acquisition binge generated no meaningful increase in shareholder value ▪ TEGNA has spent $2 billion on acquisitions since June 2017 ▪ Deals have been completed at high, above - market valuations and burdened the balance sheet ▪ The Board has underwritten these deals based on false assumptions and unrealistic synergies Management has aggressively pursued expensive acquisitions leading to increased leverage and risk at the expense of shareholder value

CEO PROMISED A “DISCIPLINED” ACQUISITION STRATEGY DAVID LOUGEE, TEGNA CEO At TEGNA’s May 2017 Investor Day, Mr. Lougee presented an M&A vision that promised to be “disciplined”, “opportunistic ”, and guided by the “long - term interest” of shareholders INVESTOR MEETING MAY 17, 2017 TEGNA has a proven track record of financial discipline , especially when it comes to M&A and we're not to going to change our approach in that sense. We'll evaluate potential acquisitions with the same disciplined and opportunistic lens we've always used. Everything we do is guided by what's in the long - term interest of TEGNA and our shareholders. ” 31

32 Source: Tegna’s February 2020 investor presentation TEGNA INSTEAD PURSUED AN “AGGRESSIVE” AND RECKLESS STRATEGY Source: Tegna’s March 2020 investor presentation In February 2020, TEGNA describes its M&A strategy as “aggressive” (which was truthful) …but perhaps realizing that “aggressive” is inconsistent with prior promises, TEGNA switched back to calling its M&A program “disciplined” by March 2020

FALSE M&A RATIONALE PROMISED SYNERGIES THAT NEVER MATERIALIZED 33 TEGNA’S M&A RATIONALE REALITY X TEGNA’s “top - of - market” retransmission rates enable the Company to extract significant revenue synergies and pay premium prices for acquired stations TEGNA’s retrans rates have not been top - of - market ▪ TEGNA’s retransmission rates have historically lagged three of its four peers (1) ▪ TEGNA made these claims when they were on the verge of renewing the vast majority of their retrans agreements X In - market consolidation leads to density, cost savings, and revenue synergies TEGNA’s acquisitions have not been in - market consolidations ▪ Nearly all of TEGNA’s acquisitions have been out - of - market, bolt - on acquisitions with few opportunities for cost savings or revenue synergies X TEGNA has a better operating model that can improve BCF margins for acquired stations TEGNA’s financial performance lags many of the stations it acquired ▪ Many of the 11 stations acquired in 2019 from Nexstar / Tribune had better operating margins than TEGNA at the time of their acquisition ▪ TEGNA’s implied BCF margins at those acquired stations are unrealistic and substantially above TEGNA’s own operating performance ¹ Peer group includes Nexstar, Sinclair, Gray, and Scripps.

FALSE M&A RATIONALE: ILLUSORY HIGH RETRANSMISSION RATES 34 2017 2018 2019E 2020E Nexstar $2.31 $2.60 $2.85 $3.14 Sinclair $2.16 $2.48 $2.81 $3.16 Gray Television $1.84 $2.33 $2.83 $3.00 TEGNA $1.72 $2.02 $2.28 $2.66 Scripps $1.28 $1.55 $1.61 $1.90 Average Retrans Rates per Sub (Wells Fargo Research October 2019 ) TEGNA’s retransmission rates have historically lagged three of its four peers and are not a source of synergies TEGNA’S M&A RATIONALE REALITY TEGNA Press Release, January 21, 2020 Deutsche Bank TMT Conference, March 7, 2018 We have tremendous synergies with it based on our top of market retrans” M&A strategy driven by our top - of - the - market retransmission rates” Source: Wells Fargo Research.

TEGNA’S M&A RATIONALE REALITY 35 Despite a stated M&A rationale of buying in - market stations, TEGNA has not executed an in - market acquisition strategy TEGNA’s M&A program did not increase station density, limiting synergies and cost - saving opportunities 2016 Current TEGNA # of Stations 46 62 TEGNA # of Markets 38 51 Stations/Market 1.2 1.2 Nexstar Stations/Market 1.7 Gray Stations/Market 1.7 Sinclair Stations/Market 2.1 Stations Per Market Has Remained Flat We also see accretive in - market consolidation opportunities within our existing footprint…Looking just at the in - market consolidation opportunities we see across our existing markets alone, we believe these synergy opportunities could result in $100 million to $175 million of annual incremental EBITDA over time…” TEGNA Investor Meeting May 17, 2017 TEGNA’S ACQUISITION STRATEGY FAILED TO ENHANCE IN - MARKET PRESENCE AND CREATE SYNERGIES Source: Company reports.

TEGNA’S ACQUISITION STRATEGY FAILED TO ENHANCE IN - MARKET PRESENCE AND LEVERAGE SYNERGIES 36 TEGNA’s acquired stations did not increase in - market density as management had promised ▪ TEGNA’s stations are geographically dispersed – Prior to 2017 only a few cities had two stations, the rest were single station cities ▪ Acquisitions have not increased the density of TEGNA’s footprints – None of the acquisitions included “fill - in” stations – Buying stations that are not operating in the same markets limits synergy and operating model efficiencies YE 2017 Cities with 2 stations Cities acquired after 2017 with 2 stations Source: TEGNA disclosures.

FALSE M&A RATIONALE: BETTER OPERATING MODEL 37 # of Stations Net Revenue 2018A/ 2019E Implied BCF 2018A/ 2019E Estimated BCF Margin Acquired from Nexstar 5 $65 $25 38% Acquired from Tribune 6 $140 $35 25% Total Stations Acquired 11 $205 $60 29% Implied BCF after Synergies (1) $205 $96 47% TEGNA’s Actual 2018/2019 BCF Margins 36% Example: TEGNA bought 11 stations from Nexstar/Tribune for $740 million in 2019 TEGNA’S M&A RATIONALE REALITY TEGNA has made unrealistic cost savings assumptions that imply BCF margins at these stations far above TEGNA’s own performance Synergies are driven by revenue improvements and operating efficiencies as well as amortizing TEGNA’s successful strategic initiatives across the acquired stations” June 11, 2019 Source: SNL Kagan, Nielsen, B. Riley research. (1) Based on $740 mm purchase price and TEGNA’s claim of 7.7x multiple of EBITDA after synergies, but excluding tax benefits.

38 TEGNA bought Nexstar/Tribune stations for $740 million in 2019 TEGNA HAS HISTORICALLY OVERPAID FOR ACQUISITIONS, DESPITE CLAIMS OF PAYING LOW MULTIPLES ▪ TEGNA initially claimed the transaction was done at 6.7x (1) average 2018A / 2019E EBITDA ▪ Our analysis shows the transaction price actually represented more than 12x EBITDA, while TEGNA itself was trading at 8x TEGNA bought San Diego TV and radio stations (Midwest) for $325 million in early 2018 (announced Dec 2017) ▪ TEGNA initially claimed the transaction was done at 6.6x average 2017E / 2018E EBITDA ▪ The transaction price actually represented close to 12x EBITDA ▪ TEGNA is selling the radio stations for a reported mere $5 million These two acquisitions were expensive. TEGNA justified the price based on forward, estimated EBITDA, which made the multiple paid appear much more reasonable (1) Per TEGNA press release, which includes tax benefits and synergies.

39 WHY ARE MULTIPLES CALCULATED DIFFERENTLY ON EACH DEAL? TEGNA has used four different methods to describe its purchase price multiple on its four deals Curiously, in its January 2020 letter to shareholders (1) , TEGNA implies it always uses trailing two - year calendar EBITDA, without adjustments; its own documents contradict that claim One current year and one forward year of EBITDA adjusted for “run - rate synergy and tax benefits” Two trailing years of EBITDA adjusted for “run - rate synergy and NPV of tax benefits” “ One trailing year and current year EBITDA adjusted for “run - rate synergies” “ One trailing year and current year EBITDA adjusted for “run - rate synergies and tax benefits” “ Source: TEGNA March 2020 investor presentation. (1) TEGNA press release, January 21, 2020

40 MANAGEMENT’S SHIFTING DISCLOSURES ON ACQUISITIONS FURTHER ERODE MANAGEMENT’S CREDIBILITY ▪ At the time of the deal, TEGNA first quoted a blended multiple consisting of forward periods of “6.6 times average expected 2017E / 2018E EBITDA , including run rate synergies and tax benefits.” (1) ▪ However, in a meeting that management subsequently had with investors, they said the multiple paid was “a little over 8x with synergies” (2) ▪ Later (in August 2019), management told investors that all recent acquisitions were done at “ less than 8x two - year average EBITDA including synergies ” (3) ▪ In January 2020, management claimed all deals have been done at or below 7.8x on a “ trailing two - year calendar basis” in a press release to shareholders (4) (1) TEGNA press release, December 18, 2017 (2) Per JPMorgan research report on Feb 7, 2018 (“Management Meeting Takeaways”) (3) Per Huber research report on Aug 21, 2019 (“Management Meeting Highlights”) (4) TEGNA press release, January 21, 2020 What multiple did TEGNA actually pay for these assets? Midwest acquisition (announced Dec 2017)

EXPENSIVE ACQUISITIONS HAVE GENERATED MARGINAL EPS ACCRETION 41 2017 2019 2021E Calculation Basis (1) Tax rate adj. Actual Consensus Tax Rate 23% 23% 23% Adjusted Earnings Before Tax $344 $391 $488 Taxes - $79 - $89 - $115 Adjusted Net Income $266 $302 $373 Shares Outstanding 216 218 217 Adjusted EPS $1.23 $1.39 $1.72 Annualized EPS Accretion 6% 9% Source: Company disclosures, Standard General estimates and consensus estimates from FactSet. Figures in millions, except EPS ▪ Despite spending significant capital on acquisitions (over 80% of its current market cap), TEGNA has only generated 6% EPS accretion annually (on a flat tax - rate assumption) ▪ Consensus estimates imply only 9% annual growth in EPS through 2021 ▪ Nexstar has executed its acquisition strategy much better TSR Since First Acquisition, Post Spin (12/18/2017) Source: Bloomberg. December 18, 2017 to August 15, 2019. (1) Tax rate in 2017 adjusted for 2019 tax rate. 0% 24% -5% 0% 5% 10% 15% 20% 25% TEGNA Nexstar Since 2017, TEGNA has undertaken $1.8 billion in cash acquisitions - however the annualized EPS accretion is just 6%

TEGNA'S CAPITAL ALLOCATION FOCUSED ON AN OVERLY AGGRESSIVE ACQUISITION STRATEGY

If TEGNA had hypothetically deployed this capital for buybacks, it would have doubled its annual EPS growth rate

- Tegna shut down its buyback program to pursue its aggressive M&A strategy
- If TEGNA had hypothetically allocated its capital to share buybacks instead of expensive M&A, it could have retired ~63% of the outstanding shares
- EPS accretion based solely on the reduced share count (even without operating improvements) would have been significant
  - EPS CAGR to 2021 would have been 18%
  - Compared to 9% annual accretion based on TEGNA's actual M&A program (using consensus estimates)

Illustrative Example - Buyback Potential Based on Stock Price at Time of Various Deals

TEGNA's Acquisitions	Total Cash Paid ($ mm)	Stock Price at Time	Potential Buyback (mm shares)	% of Shares out
Stations from Nexstar / Tribune	$769	$13.82	56	25%
Stations from Dispatch	$554	$14.78	37	17%
Justice / Quest from Cooper Media	$77	$15.73	5	2%
Stations from Gray/Raycom	$110	$10.59	10	5%
San Diego stations	$325	$11.51	28	13%
Total	**$1,835**		**137**	**63%**

Illustrative EPS Accretion Under Buyback and M&A Scenarios

	2017	2017 PF	2021E
Basis	*Tax rate adj.*	*2017 pro forma for $1.8 bn in buybacks*	*Consensus w M&A*
Tax Rate	*23%*	*23%*	*23%*
Adjusted Earnings Before Tax	$344	$252[1]	$488
Taxes	-$79	-$58	-$115
Adjusted Net Income	**$266**	**$194**	**$373**
Pro Forma Shares Outstanding	216	81	217
Adjusted EPS	**$1.23**	**$2.40**	**$1.72**
Ann. EPS Accretion to 2021		**18%***	**9%**

Source: TEGNA financial statements.
* Assumes flat operating performance from 2017 to 2021. 2021E sourced from Bloomberg consensus.
[1] Adjusted for debt that would have been incurred as part of a levered buyback (assuming 5% interest rate).

STANDARD GENERAL

42

PRUDENT M&A CORRECTLY EXECUTED CREATES VALUE 43 BUYER Target Nexstar/Tribune Divestitures RSN Tribune Raycom LIN (Revised Offer) Date Announced May 20, 2019 May 3, 2019 December 3, 2018 June 25, 2018 August 20, 2014 Change in Stock Price (1) (2.9%) 34.5% 11.2% (2) 16.0% 7.0% Change in Stock Price Relative to S&P 500 (1) (2.6%) 35.0% 9.5% (2) 17.4% 6.7% Source: Capital IQ, Company Filings. (1) One day stock price change except as noted. (2) Denotes change from 11/28/2018 (when Nexstar Media Group is rumored to be lea din g bid) to 12/03/2018. Unlike TEGNA, when peers announced their most significant deal, their stock values increased immediately

TEGNA DISCLOSURES AROUND M&A HAVE BEEN MISLEADING 44 TEGNA’S CLAIM THE FACTS X TEGNA transaction multiples have been below TEGNA’s trading multiple “Over the past three years, the transactions we have completed have been at or below market trading multiples of approximately 7.8x (6.7x on a tax - adjusted basis)” (1) The reported acquisition multiples are grossly understated ▪ TEGNA has done deals at much higher multiples (well over 10x), which are above average transaction multiples in the space ▪ In its presentation of valuation multiples, TEGNA makes several non - traditional adjustments and misleading synergy categories like “revenue improvements” and “amortizing TEGNA’s successful strategic initiatives” X TEGNA states its EBITDA multiples are calculated on a trailing basis “Multiple of EBITDA on a trailing two - year calendar basis” (1) TEGNA has been unclear on what period they are using in prior disclosures ▪ Only one of the last four acquisitions was quoted on a trailing two - year calendar basis – the San Diego acquisition even used “expected” forward results X TEGNA uses EPS and cash flow accretion to justify deals “….because we are very focused on near - term, both EPS and free cash flow accretive transactions, they allowed us to very quickly bring back to existing level, so I think we will probably look at the same model.” (2) “…aggressively pursue accretive M&A opportunities…” (3) TEGNA places too much emphasis on the wrong metrics ▪ Management’s sole focus on the ability of cash transactions to generate accretion to EPS / free cash flow is alarming – cash deals by their nature are accretive to EPS ▪ The Board must ensure the right parameters and incentives are used (1) TEGNA press release, January 21, 2020 (2) Victoria Harker (CFO ) at May 17, 2017 Investor Day (3) One of “Five Key Pillars of Value Creation” per TEGNA’s November 2019 presentation

THE RESULTS OF TEGNA’S CAPITAL ALLOCATION HAVE BEEN DISMAL ▪ Pursued “aggressive” M&A , acquiring stations of ~$1.8 billion (representing over 80% of the current market cap) after promising a “disciplined” strategy 45 ▪ Pursued out - of - market deals after promising a strategy of in - market consolidation ▪ Undertook expensive acquisitions on false assumption of having top - of - market retrans and other opportunities for synergies ▪ Capped capital return to shareholders that would have resulted in significant accretion Expensive acquisition binge has generated no meaningful increase in shareholder value

INVESTOR PRESENTATION TEGNA’S BOARD HAS ACTIVELY DISCOURAGED POTENTIAL BUYERS

TEGNA ACQUISITION OFFERS & BOARD ENTRENCHMENT TIMELINE

TEGNA Acquisition Offers

- **Feb. 28, 2019** – Apollo sent private letter to TEGNA expressing acquisition interest at a premium
- **Aug. 20, 2019** – Management stated Apollo had NOT made an offer
- **Aug. 21, 2019** – TEGNA announces Apollo had expressed interest but had not specified a price
- **Jan. 15, 2020** – TEGNA disclosed Apollo expressed interest in acquiring TEGNA "at a premium" on Feb. 28, 2019
- **March 6, 2020** – **Report:** Gray Television offer $20 cash+stock; **Report:** Apollo offer $20 all-cash
- **March 11, 2020** – **Report:** Allen Media offer $20 all-cash
- **March 17, 2020** – **Report:** Najafi and Trinity Broadcasting Network offer $20 all-cash

Jan. 2019 | Feb. | March | April | May | June | July | August | Sept. | Oct. | Nov. | Dec. | Jan. 2020 | Feb. | March

TEGNA Entrenchment Actions

- **March 20, 2019** – TEGNA to acquire 11 stations from Nexstar/Tribune for **$740M in cash**
  - TEGNA's biggest deal as a pure-play
- **May 6, 2019** – TEGNA acquires 85% of Justice Network and Quest that it doesn't own for **$77M in cash**
- **June 11, 2019** – TEGNA to acquire two TV stations from Dispatch Broadcast Group for **$535M in cash**
- **Sept. 13, 2019** – TEGNA completes $1.1B senior notes offering with **5-year no-call feature**
- **Jan. 9, 2020** – TEGNA completes $1.0B senior notes offering with **3-year no-call feature**
- **March 2, 2020** – TEGNA discloses expenses in 2019 related to proxy contest **exceed $6.1M** for the fourth quarter 2019 alone

* Source: Company disclosures and media reports.

STANDARD GENERAL

47

TEGNA’S BOARD HAS FAILED TO TAKE ADVANTAGE OF MULTIPLE OFFERS The Board appears to have taken a classic series of defensive actions during 2019 48 Only an unprecedented series of publicly - leaked, unsolicited bidding interest has cajoled the Board to engage with suitors Board appears to have forced a premature conclusion to its engagement with suitors in early 2020 by demanding full financing amid an unprecedented crisis ▪ Soon after Apollo expressed interest, the Company made large acquisitions at premium multiples, driving up the size and price of TEGNA ▪ Recently TEGNA refinanced its debt with $2 billion of long - dated, non - call high yield bonds, making a potential acquisition more expensive ▪ Hired multiple expensive defense advisors that cost over $6 million in Q4 2019 alone ▪ Four suitors (including Apollo) expressed interest in an acquisition of TEGNA at a premium, in early 2020 ▪ It does not appear that the Company was willing to engage these suitors during the whole of 2019 ▪ Buyers should not have to appeal to shareholders directly for a Board to consider transactions that deliver an economic outcome that has never been achieved by the Company on its own ▪ We understand that the Board has insisted that any suitor make a fully financed, all cash offer with committed financing ▪ In light of this precondition, two potential suitors dropped out of contention and the other two have not even been offered an NDA ▪ Why did the Board make this unusual demand in a credit market that has clearly, but temporarily, seized up?

SHIFTING AND CONTRADICTORY DESCRIPTIONS OF APOLLO’S 2019 INTERES T 49 ▪ TEGNA management issued a statement admitting to the approach from Apollo: “….Apollo was interested in acquiring TEGNA without specifying a price ” – August 21, 2019 TEGNA press release ▪ Following our 13D filing, TEGNA added a new detail: “… Apollo expressed interest in acquiring TEGNA at a premium without specifying a price” – Jan 21, 2020 TEGNA press release ▪ TEGNA now claims that Apollo never followed up: – “ Apollo never followed through with a specific acquisition proposal” – Jan 21, 2020 TEGNA press release Then TEGNA changed its story Why has TEGNA’s story changed? ◆ Why wouldn’t Apollo follow through? ▪ On August 16, 2019, The Wall Street Journal reported on Apollo’s approach to TEGNA ▪ Days later, at a meeting with investors, TEGNA’s management team denied that Apollo had expressed interest Initially, TEGNA denied Apollo’s acquisition interest

TEGNA APPEARS TO HAVE SOUGHT TO FEND OFF POTENTIAL BIDDERS THROUGH ACQUISITION OF STATIONS FROM NEXSTAR / TRIBUNE ▪ TEGNA acquired stations from Nexstar / Tribune soon after Apollo showed interest ▪ Acquired stations at over 12x EBITDA, even though TEGNA was trading at 7x EBITDA – Among other things, this required TEGNA to take on significant leverage, making TEGNA’s balance sheet much riskier – Nexstar / Tribune stations did not meet the stated acquisition criteria: • These stations were already top performers, with good retrans rates and margins • These stations were geographically diverse from TEGNA’s stations, limiting cost savings and synergy opportunities • These stations were smaller market stations, including many FOX affiliates, both of which TEGNA has historically disdained • Rumors that TEGNA outbid Apollo/Cox for these stations 50 TEGNA made itself larger and harder to acquire, making an acquisition of the Company more challenging

TEGNA’S DEBT REFINANCING WAS SUBOPTIMAL AND MADE AN ACQUISITION OF TEGNA SIGNIFICANTLY HARDER AND MORE EXPENSIVE ▪ TEGNA’s suboptimal $2.1 billion debt financing in 2019 increased the cost of acquiring TEGNA for a buyer – The new bonds are not callable for a period of years (one for 5 years and the other for 3 years) – An acquiror with a lower cost of capital would have to use make - whole payments to retire the debt ▪ Make - whole payments would total ~$272 million, which is value that otherwise would go to shareholders – Make - whole payments represent more than 12% of TEGNA’s current market value (1) ▪ TEGNA could have instead used the leveraged loan market, which was cheaper and did not require call protection – When TEGNA issued its bonds, in September 2019 and January 2020, the market for such loans was highly competitive and deep (there were $16 billion and $20 billion in new BB / B - rated loans) (2) – TEGNA had a flexible balance sheet and good credit rating that would have allowed for a leveraged loan – Typically, such loans are fully pre - payable with very limited or no penalties (i.e. no no - call provisions) and covenant light – Floating rate would have been attractive and could have been swapped into fixed rate, if TEGNA preferred 51 (1) Source: Bloomberg (2) Source: S&P Global Market Intelligence TEGNA’s suboptimal debt financing has harmed shareholders

TEGNA RECEIVED MULTIPLE INDICATIONS OF INTEREST IN EARLY 2020 52

SHAREHOLDERS SHOULD BE CONCERNED ABOUT BOARD’S APPROACH 53 We do not believe this Board can be trusted to objectively review TEGNA’s best path forward ▪ With four well - respected and credible suitors, TEGNA should have been able to negotiate an attractive transaction for shareholders – All four suitors were seemingly prepared to pay a substantial premium to the stock price; two made public proposals for $20 per share – It appears that the Board delayed its process and then demanded fully financed, cash proposals – Amid the COVID - 19 crisis, such demands were predictably impossible for the suitors to fulfill ▪ The suitors were seemingly so discouraged by the Board as to make public their proposals, effectively pleading for shareholders to get involved The Board initially missed an opportunity in early 2019 after Apollo indicated interest… now with four interested parties, the Board’s delay and seemingly deliberate attempts – again – to discourage a sale have left the Company in a difficult spot

INVESTOR PRESENTATION TEGNA’S BOARD LACKS RELEVANT EXPERIENCE AND HAS ADOPTED POOR GOVERNANCE PRACTICES

TEGNA’S BOARD MEMBERS LACK CRITICAL SKILLS AND EXPERIENCE 55 Source: FactSet, Company filings; Shares Outstanding as of January 31, 2020 Recent Industry Experience TEGNA % Ownership Last Open Market Purchase Local Affiliate Broadcasting Experience Broadcast M&A Experience Media Experience Years Tenure HOWARD ELIAS 12 Computer Hardware 0.04% 2 - 28 - 2012 GINA BIANCHINI 2 Software 0.01% None STUART EPSTEIN 2 Sports Streaming ✔ 0.01% None LIDIA FONSECA 6 Pharmaceuticals 0.02% 7 - 1 - 2014 SCOTT MCCUNE 12 Sports Marketing 0.03% 12 - 29 - 2008 HENRY MCGEE 5 Academia; Subscription TV ✔ ✔ 0.02% None SUSAN NESS 9 Media ✔ 0.03% 11 - 10 - 2011 BRUCE NOLOP 5 Financial Services 0.02% None NEAL SHAPIRO 13 Media ✔ ✔ 0.04% 12 - 17 - 2008 MELINDA WITMER 3 Media / PR ✔ 0.01% None KAREN GRIMES Added Feb 2020 Financial Services 0.00% None The Board does not have a single independent director with local affiliate broadcasting experience Total board ownership: 0.23%

CEO, LIKE THE BOARD, OWNS VERY LITTLE STOCK ▪ After 13 years as a senior executive of the Company , we find it alarming that CEO Lougee owns just 0.2% of TEGNA’s total shares outstanding ▪ Mr. Lougee has sold more than $6.3 million of stock in the open market in the last ten years ▪ Mr. Lougee has not purchased a single share of stock in the open market in at least 15 years ▪ Standard General, TEGNA’s largest shareholder, owns ~24x as many shares as current board and management combined 56 $0 $20 $40 $60 $80 $100 $120 $140 Nexstar Gray TEGNA Value of Stock Owned by CEO $ in Millions Source: Company proxy statements and Form 4 filings. Nexstar ownership represents treasury stock method on options. 4.7% of Outstanding 3.9% of Outstanding 0.2% of Outstanding Source: FactSet and Company proxy statements

-100% -80% -60% -40% -20% 0% 20% 40% 60% 80% 100% 120% $0 $1,000,000 $2,000,000 $3,000,000 $4,000,000 $5,000,000 $6,000,000 $7,000,000 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 CEO COMPENSATION CONTINUES TO INCREASE, DESPITE POOR PERFORMANCE ▪ Since Mr. Lougee took over leadership of the broadcasting assets in 2007, he has received $34 million in total compensation, while TEGNA has underperformed its peers ▪ The Board recently shifted the performance share vesting to an EBITDA basis, rather than relative TSR – Absolute EBITDA does not account for capital or risk deployed to achieve the EBITDA – The Board should incentivize good returns 57 Source: FactSet and TEGNA proxy statements Lougee’s Compensation Not Tied to Performance DAVID LOUGEE …if you think about our space under the ownership cap, we want to maximize EBITDA ” EARNINGS CALL FEBRUARY 11, 2020 TSR for year Pay $ Compensation % TSR Half of this return occurred after takeover rumor

DIRECTORS WE ARE TARGETING HAVE OVERSEEN POOR PERFORMANCE 58 ¹ TSR Data through March 31, 2020. BOARD MEMBER Experience Board Tenure Local Affiliate Broadcasting Experience TEGNA TSR Relative to Avg TSR for Gray and Nexstar During Tenure* TEGNA TSR Relative to S&P 500 During Tenure HOWARD ELIAS Computer Hardware 12 Years None - 3,270% - 69% SCOTT M c CUNE Sports Marketing 12 Years None - 3,270% - 69% BRUCE NOLOP Financial Services 5 Years None - 32% - 79% NEAL SHAPIRO Public Broadcasting 13 Years None - 348% - 147%

INVESTOR PRESENTATION STANDARD GENERAL’S NOMINEES ARE COMMITTED TO IMPROVING TEGNA

OUR NOMINEES ARE MORE QUALIFIED 60 STANDARD GENERAL NOMINEES TEGNA NOMINEES OPPOSED BY STANDARD GENERAL Colleen Brown Ellen McClain Haime Soohyung Kim Deborah McDermott Skills / Experience / Qualifications Howard Elias Scott McCune Bruce Nolop Neal Shapiro ✔ ✔ ✔ Local Affiliate Broadcast Ops Experience ✔ ✔ ✔ ✔ Broadcast M&A ✔ ✔ ✔ ✔ Financial Expert / CFO ✔ ✔ ✔ ✔ C - Suite of Public Company ✔ ✔ ✔ ✔ ✔ Public Board Other Than TEGNA ✔ ✔ ✔ GAMCO Management Hall of Fame ✔ ✔ ✔ ✔ Diversity

OUR NOMINEES ARE HIGHLY QUALIFIED, DIVERSE AND INDEPENDENT 61 Colleen Brown Extensive Broadcasting Experience x Ms. Brown will bring to the Board extensive executive experience in strategic planning, operations, finance, and technology. Her leadership as a public company CEO, as well as a senior officer in two large media companies, will be a valuable resource to TEGNA. Strategic Planning Experience x Public Company Board Experience x Ellen McClain Haime Extensive Broadcasting Experience x Ms. Haime will bring to the Board extensive financial, operational and organizational expertise gained as Chief Financial Officer, Chief Operating Officer, and President of public and private enterprises. Extensive Financial Experience x Public Company Operational Experience x Deborah McDermott Extensive Broadcast Experience x Ms. McDermott will bring to the Board significant operating experience in the television broadcasting industry. Strategic Planning Experience x Public Company Board Experience x Soohyung Kim Extensive Broadcast Experience x Mr. Kim will bring to the Board significant experience in the television broadcasting industry as well as extensive M&A experience and knowledge of the capital markets. Mr. Kim and his firm, Standard General, own approximately 12% of TEGNA’s shares outstanding. Business and Investment Background x Interests Aligned With All TEGNA Shareholders x

OUR NOMINEES WILL FOCUS ON MAXIMIZING SHAREHOLDER VALUE Review prior engagement with potential buyers and evaluate all alternatives to maximize value, including stand alone and M&A alternatives 62 Review current capital allocation priorities and the Company’s acquisition strategy Evaluate management compensation and align management interest with shareholders Our priorities include: Review broadcasting operations and enhance efficiencies and retrans rates while ensuring communities are well served

THE RIGHT INDEPENDENT NOMINEES FOR TEGNA'S BOARD

Colleen Brown



Extensive Broadcasting Experience	✓
Strategic Planning Experience	✓
Public Company Board Experience	✓

- Served as President and Chief Executive Officer of Fisher Communications, Inc. (NASDAQ: FCSI) from 2005 to 2013 and as a director of Fisher Communications, Inc. from 2006 to 2013
- Founder of Marca Global, LLC, a marketing technology company
- Served as Senior Vice President of Belo Corporation, President of the Television Division of Lee Enterprises, and President and General Manager of various companies at Gannett Co. Inc.
- Currently serves as a director of Big 5 Sporting Goods Corporation (NASDAQ:BGFV), TrueBlue, Inc. (NYSE:TBI), German-based Spark Networks, and privately held Port Blakely Companies. Previously served as chairperson of the board of American Apparel, Inc., and on the boards of Career Builder, Classified Ventures, and DataSphere Technologies
- In 2017, Ms. Brown was honored as Director of the Year by the Pacific Northwest National Association of Corporate Directors (NACD). Ms. Brown was inducted in 2014 to the GAMCO Management Hall of Fame
- Henry Crown Fellow and member of the Aspen Leadership Institute
- Ms. Brown holds a B.S. from the University of Dubuque and an M.B.A. from the University of Colorado

STANDARD GENERAL
63

THE RIGHT INDEPENDENT NOMINEES FOR TEGNA’S BOARD 64 ▪ Chief Financial Officer of Year Up, Boston, MA, a not - for - profit provider of job training services ▪ Previously served as Vice President, Finance of Hearst - Argyle Television, Inc.(NYSE:HTV), a publicly - traded owner/operator of 29 television stations ▪ Prior to her role at Hearst - Argyle, Ms. Haime served as Senior Vice President, Chief Financial Officer and Vice President, Corporate Development at Granite Broadcasting Corporation ▪ Serves on the Board of Directors of Crane Co. (NYSE: CR), a diversified manufacturer of highly engineered industrial products ▪ Previously served as President, Chief Operating Officer, Senior Vice President and Chief Financial Officer for the New York Racing Association, Inc., the operator of three of the largest racetracks in the United States ▪ Earned a B.A. in Economics from Brown University and an M.B.A. from Harvard University Ellen McClain Haime Extensive Broadcasting Experience x Extensive Financial Experience x Public Company Operational Experience x

THE RIGHT INDEPENDENT NOMINEES FOR TEGNA’S BOARD 65 ▪ Founding Partner of Standard General L.P., an investment firm, and is the firm's Chief Executive Officer and Chief Investment Officer ▪ Served as a director of New Young Broadcasting Holding Co., Inc. and Media General (NYSE:MEG) from 2011 to its sale in 2017 ▪ Director of Twin River Worldwide Holdings, Inc. (NYSE:TRWH), where he serves as Chairman of the Board ▪ Inducted in 2016 to the GAMCO Management Hall of Fame ▪ Holds an A.B. from the Woodrow Wilson School of Public and International Affairs at Princeton University Soohyung Kim Extensive Broadcast Experience x Business and Investment Background x Interests Aligned With All TEGNA Shareholders x

THE RIGHT INDEPENDENT NOMINEES FOR TEGNA’S BOARD 66 ▪ Chief Executive Officer of Standard Media Group LLC. ▪ Over twenty years of experience leading broadcast groups, most recently as Chief Operating Officer of Media General and as Chief Executive Officer and President of Young Broadcasting. In these roles, Ms. McDermott served as a key member of the leadership teams responsible for the successful acquisition and integration of more than 90 stations ▪ Member of the Broadcasting & Cable Hall of Fame ▪ Served as Chair of the National Association of Television Program Executives (NATPE), Chair of the ABC Affiliate Board of Governors, and as a member of the Boards of the National Association of Broadcasters (NAB) and the Television Bureau of Advertising (TVB) ▪ Currently a director of MediaCo Holding Inc. (NASDAQ: MDIA) and a director of Truxton Trust ▪ Member of the board of the Country Music Association ▪ Graduate of South Dakota State University Deborah McDermott Extensive Broadcast Experience x Strategic Planning Experience x Public Company Board Experience x

STANDARD GENERAL HAS ATTEMPTED TO ENGAGE WITH TEGNA

TEGNA Actions

Fourth Quarter 2019
TEGNA spends $6 million on "activist defense"

Two-month solicitation period
TEGNA intends to spend another $6 million

	August 2019	September	October	November	December	January 2020	February	March	April
TEGNA Actions					December 2019 TEGNA expresses unfounded concerns that appointing Mr. Kim to the Board could present a conflict of interest with Standard General's other investments	January 2020 TEGNA refuses to offer a Board seat to Standard General TEGNA's Nom/Gov Committee does pro forma interview of Ms. Haime	February 2020 TEGNA does pro forma interview of Ms. Brown and decides not to interview Ms. McDermott TEGNA unilaterally appoints a new director to expanded Board		
Standard General Actions	August 2019 Standard General discloses a 9.2% economic interest in TEGNA	September 2019 Standard General increases its stake to 9.8%	October 2019 Standard General presents its perspectives on TEGNA to the Company and requests Board representation	November 2019 Standard General tells TEGNA's Chairman that Mr. Kim's industry and transaction experience would serve the Company well and asks for one board seat	December 2019 Mr. Kim and Standard General offer not to make any new investments in TV stations without first offering the opportunity to the Company if Mr. Kim is seated on the board	January 2020 Standard General nominates 4 candidates for election to the Board		March 2020 Standard General files its proxy statement seeking to elect four new directors to the Company's 12-person Board	April 2020 Standard General increases its ownership position to 12% becoming TEGNA's largest shareholder

Standard General Actions

STANDARD GENERAL

67

INVESTOR PRESENTATION TEGNA IS MISLEADING SHAREHOLDERS

TEGNA’S CLAIM THE FACTS X X Standard General has “conflicting” investments in other media operations Standard General has “several competing broadcasting businesses” ▪ We are disappointed that TEGNA has attempted to discredit our successful and tenured track record of investing in across the media landscape ▪ We have investments in the following two companies, which have a combined EBITDA of $20 million : ▪ Mediaco Holding owns two radio stations and billboard assets and is a minority - owned broadcasting start - up with approximately $10 million of annual EBITDA. These assets have absolutely no overlap with TEGNA ▪ Standard Media Group owns two television stations in Rhode Island and Nebraska and has approximately $10 million of annual EBITDA. TEGNA does not own any stations in these MSAs. Standard Media also has agreed to terms to purchase nine television stations ▪ TEGNA, with EBITDA of over $1 billion this year (1) , is 50x larger than Mediaco and Standard Media ▪ Standard General’s $250 million investment in TEGNA is the fund’s largest investment and multiples larger than our investments in other media companies ▪ In our discussion with TEGNA, we committed not to make any new investment in TV stations without first offering the opportunity to TEGNA, if we were appointed to the Board TEGNA’S ARGUMENTS ARE MISLEADING 69 (1) Based on 2020 Bloomberg consensus EBITDA.

TEGNA’S ARGUMENTS ARE MISLEADING 70 TEGNA’S CLAIM THE FACTS X Mr. Kim discouraged a Nexstar deal and was “ reportedly biased towards” a transaction with Meredith ▪ The Media General board unanimously determined to reject Nexstar’s initial proposal ▪ The Media General board also unanimously approved the financial terms of a combination with Meredith ▪ After seven (of 11) members of the Media General Board agreed that the Meredith management team should lead the combined Company , the Media General CEO and three other directors (all of whom had served together as directors of a company previously acquired by Media General) decided to vote against the combination with Meredith ▪ When it became unclear if the Meredith deal could win shareholder approval, Mr. Kim and the Media General Board decided unanimously to hire an investment bank to engage with Nexstar around its strategic interest and unanimously decided to terminate the Meredith transaction X Mr. Kim was “ reportedly sidelined” when Media General struck a deal with Nexstar ▪ At this time, Mr. Kim and Standard General represented the largest shareholder in Media General and had twice the share position of the next largest investor. Our support for any transaction was critical ▪ Mr. Kim was not a partisan for any particular deal or counter - party ▪ Mr. Kim and the Media General board agreed unanimously to sell Media General to Nexstar for a consideration that represented a ~30% bump to Nexstar’s initial offer TEGNA has grossly misrepresented the facts around Mr. Kim’s tenure as a director with Media General, basing false claims on unsubstantiated “reports”. We encourage shareholders to review the facts, as outlined in public proxy filings.

TEGNA’S ARGUMENTS ARE MISLEADING 71 TEGNA’S CLAIM THE FACTS X Since becoming a pure - play broadcasting company, TEGNA has delivered strong shareholder returns and made acquisitions that are compelling both strategically and financially ▪ From the time TEGNA became a pure - play in mid 2017 (following the cars.com spin and the appointment of Dave Lougee as CEO), the TSR has been - 6% (thought August 15, 2019), which is significantly less than the peers and the market ▪ TEGNA ignores the period from August 2017 to January 2018 in its analysis; during that period, TEGNA’s stock significantly underperformed the local broadcasting peer companies ( - 4% vs. +23%) X Mr. Kim has a track record of endorsing and executing corporate actions in favor of his own investments, to the detriment of other shareholders ▪ All Media General shareholders benefited from Mr. Kim’s role on the Board ▪ Standard General had a single Board member at Media General, which was merged and then sold ▪ The sale price represented a multiple of 11.2x EBITDA and an implied return of 179% during our 3.6 years of ownership of Media General

TEGNA’S ARGUMENTS ARE MISLEADING 72 TEGNA’S CLAIM THE FACTS X TEGNA’s board is open to all paths to create value for all of TEGNA’s shareholders ▪ We believe TEGNA has repeatedly taken steps to discourage or thwart suitors ▪ Did not engage with Apollo in 2019 ▪ Made large acquisitions and levered the balance sheet with no - call debt in 2019 ▪ Insisted that suitors have fully financed, all cash offers in 2020 amid health and capital markets crisis ▪ TEGNA has not been transparent with shareholders about these actions X TEGNA’s 2019 M&A activity was successful on a number of metrics ▪ TEGNA’s recently published investor deck declines to use industry standard metrics to describe the acquisition prices paid by TEGNA - instead adjusting acquisition multiples for estimates of fully realized synergies and tax benefits (benefits that it has not quantified and that may never be realized) - and obfuscating the fact that TEGNA has been paying top dollar for these assets ▪ We do not believe TEGNA can achieve the BCF margins implied by its reported acquisition multiples

60 80 100 120 140 160 180 200 220 240 DESPITE WHAT MANAGEMENT CLAIMS, COMPARED TO ITS CLOSEST PEERS SINCE THE SPIN, TEGNA HAS UNDERPERFORMED 73 TEGNA +16% S&P 500 +41% Source: FactSet. TEGNA TSR from Cars.com / Appointment of Dave Lougee as CEO Spin on June 1, 2017 to December 31, 2019 (Underperformance Despite Apollo Rumors in August 2019) Gray +78% Nexstar +115%

INVESTOR PRESENTATION VOTE FOR CHANGE

VOTE FOR CHANGE Despite great assets, TEGNA has lagged its peers 75 TEGNA’s Board lacks critical skills and experience and has failed shareholders Standard General has nominated four exceptional candidates for the Board ▪ We believe TSR underperformance is the result of poor operating results and suboptimal capital allocation ▪ Management has undertaken an “aggressive” and expensive acquisition strategy that has not yielded results for shareholders ▪ TEGNA’s capital could have been more optimally deployed ▪ The current Board does not have relevant local broadcasting experience ▪ The Board has misaligned the interests of management with those of shareholders ▪ The Board appears to have been actively discouraging potential suitors and has undertaken acquisitions and debt refinancing that make a sale of the Company harder ▪ Our candidates bring much needed expertise in local broadcasting and broadcast M&A ▪ Our candidates are committed to a thorough review of operations, capital allocation, and strategic alternatives

VOTE THE WHITE CARD 76 If you have any questions regarding your WHITE proxy card or need assistance in executing your proxy, please contact: Okapi Partners LLC 1212 Avenue of the Americas, 24 th Floor New York, NY 10036 Shareholders may call toll - free: (855) 208 - 8902 Banks and brokers call: (212) 297 - 0720 Email: info@okapipartners.com